UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2010

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-28333	58-2455445
(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina	29902
(Address of principal executive offices)	(Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)
_________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 12, 2010, Coastal Banking Company, Inc. issued a press release reporting information regarding its results of operations for the nine months and fiscal quarter ended September 30, 2010.  A copy of the press release is attached as an exhibit to this report.

ITEM 8.01 OTHER EVENTS

On November 17, 2010, the Company entered into a Memorandum of Understanding (MOU) with the Federal Reserve Bank of Richmond.  The terms of the MOU are substantially similar to the terms of the Board Resolution that the Company was subject to prior to entering into the MOU.  Generally, the MOU requires the Company to obtain prior approval of the Federal Reserve Bank before incurring additional debt, purchasing or redeeming its capital stock, or declaring or paying cash dividends to common shareholders, including dividends on its TARP preferred stock and interest on its trust preferred securities.  Additionally, the MOU requires the Company to comply with banking regulations that prohibit certain indemnification and severance payments and that require prior approval of any appointment of any new directors or the hiring or change in position of any senior executive officers of the Company.  The MOU also requires the submission of quarterly progress reports.  In advance of executing the MOU, we have requested and received permission from the Federal Reserve Bank to make the TARP preferred dividend payment on November 15, 2010 to the US Treasury.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

No.	Description
99.1	Press Release dated November 12, 2010 reporting results of operations for the nine months and fiscal quarter ended September 30, 2010.

The information furnished in the attached press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: November 17, 2010	By:	/s/ Paul R. Garrigues
Paul R. Garrigues
Chief Financial Officer

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EXHIBIT INDEX

No.	Description
99.1	Press Release dated November 12, 2010 reporting results of operations for the nine months and fiscal quarter ended September 30, 2010.

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